EXHIBIT 7.1

                       JOINT FILING AGREEMENT

     The undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:    November 16, 2001



                                         /s/ Kevin A. Alward
                                         ---------------------------
                                         Kevin A. Alward


                                         ELKA PARK SEVEN, LLC


                                         By:  /s/ Kevin A. Alward
                                             -----------------------------
                                             Kevin A. Alward, Manager


                                   ALWARD INVESTMENT ASSOCIATES, LLC


                                         By:  /s/ Kevin A. Alward
                                             -----------------------------
                                             Kevin A. Alward, Manager


                                   KEVIN AND BELINDA ALWARD
                                   RETAINED ANNUITY TRUST

                                         By:  /s/ Kevin A. Alward
                                             -----------------------------
                                             Kevin A. Alward, Trustee


                                   ALWARD GENERATION-SKIPPING TRUST


                                         By: /s/ Philander Alward
                                             -----------------------------
                                             Philander Alward, Trustee


                                   ALWARD CHILDREN'S TRUST


                                         By:  /s/ Philander Alward
                                             -----------------------------
                                             Philander Alward, Trustee